                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 DUKE REALTY INVESTMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                DUKE REALTY INVESTMENTS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     4) Date Filed:
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
                         DUKE REALTY INVESTMENTS, INC.
                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 574-3660

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1996

    The annual meeting of the shareholders of Duke Realty Investments, Inc. (the "Company") will be held at the Radisson Plaza Hotel, Plaza Ballroom D, Keystone at the Crossing, Indianapolis, Indiana on April 25, 1996, at 10:00 a.m. EST, to consider and to take action on the following matters:

    1.  The election of three (3) Directors of the Company.

    2. To consider and act upon a proposal to approve the 1995 Key Employees Stock Option Plan, the 1995 Dividend Increase Unit Plan and the 1995 Shareholder Value Plan.

    3. To consider and act upon a proposal to approve the Directors' Stock Payment Plan.

    4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

    Only shareholders of record at the close of business on March 5, 1996 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                          By order of the Board of Directors,
                                          [Signature]
                                          John R. Gaskin
                                          SECRETARY

Indianapolis, Indiana
March 25, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                         DUKE REALTY INVESTMENTS, INC.
                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 574-3660

                                                                  March 25, 1996

Dear Shareholder:

    The directors and officers of Duke Realty Investments, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Thursday, April 25, 1996, at 10:00 a.m., at the Radisson Plaza Hotel, Plaza Ballroom D, Keystone at the Crossing, Indianapolis, Indiana.

    We  believe  that  both  the  shareholders  and  management  of  Duke Realty
Investments, Inc. can gain much through participation at these meetings. Our objective is to make them as informative and interesting as we can. We hope you will plan to attend.

    The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

    We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.

    We look forward to seeing you on April 25.

                                          Sincerely,

                                          [Signature]
                                          John W. Wynne
                                          CHAIRMAN

                         DUKE REALTY INVESTMENTS, INC.
                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 574-3660

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1996

    The accompanying proxy is solicited by the Board of Directors of Duke Realty Investments, Inc. (the "Company") for use at the annual meeting of shareholders to be held April 25, 1996 and any adjournments thereof. Only shareholders of record as of the close of business on March 5, 1996 will be entitled to vote at the annual meeting. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted on the proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. The approximate date of mailing of this proxy statement is March 25, 1996.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

    The Company has only one class of stock outstanding, its common stock, of which 24,152,979 shares ("Shares") were outstanding as of the close of business on March 25, 1996.

    The following table shows, as of March 25, 1996, the number and percentage of Shares and interests ("Units") in Duke Realty Limited Partnership ("DRLP"), an affiliate of the Company, held by (i) all directors and nominees, (ii) each person known to the Company who owned beneficially more than five percent of the issued and outstanding Shares, and (iii) certain executive officers. Each Unit is convertible into one Share at the option of the holder. The total number of Shares and Units (other than Units owned by the Company) outstanding as of the close of business on March 25, 1996 was 28,711,436.

                                                                                           EFFECTIVE ECONOMIC
                             AMOUNT AND NATURE OF    PERCENT OF       PERCENT OF ALL          OWNERSHIP OF
     BENEFICIAL OWNER        BENEFICIAL OWNERSHIP   ALL SHARES(1)     SHARES/UNITS(2)     EXECUTIVE OFFICERS(3)
---------------------------  --------------------   -------------   -------------------   ---------------------
Thomas L. Hefner                    2,073,779(4)         8.00%             7.22%                 886,963
Daniel C. Staton                    1,714,267(5)         6.71%             5.96%                 866,833
Darell E. Zink, Jr.                 2,086,508(6)         8.05%             7.26%                 860,971
John W. Wynne                       1,968,411(7)         7.65%             6.85%                 759,518
Geoffrey Button                           900             (12)              (12)                   N/A
Ngaire E. Cuneo                         4,100             (12)              (12)                   N/A
Howard L. Feinsand                      1,900             (12)              (12)                   N/A
John D. Peterson                       18,590(8)          (12)              (12)                   N/A
James E. Rogers                           900             (12)              (12)                   N/A
Lee Stanfield                           3,281             (12)              (12)                   N/A
Jay J. Strauss                          2,339             (12)              (12)                   N/A
FMR Corp.
82 Devonshire St.
Boston, MA (13)                     3,139,709           13.00%            10.94%                   N/A
Cohen & Steers Capital
Management, Inc.
757 Third Avenue
New York, NY (14)                   1,279,800            5.30%             4.46%                   N/A

                                                                                           EFFECTIVE ECONOMIC
                             AMOUNT AND NATURE OF    PERCENT OF       PERCENT OF ALL          OWNERSHIP OF
     BENEFICIAL OWNER        BENEFICIAL OWNERSHIP   ALL SHARES(1)     SHARES/UNITS(2)     EXECUTIVE OFFICERS(3)
---------------------------  --------------------   -------------   -------------------   ---------------------
Gary A. Burk                        1,273,087(9)         5.03%             4.43%                 287,574
David R. Mennel                     1,261,190(10)        4.98%             4.39%                 272,569
William E. Linville III                22,005(11)         (12)              (12)                  22,004
Directors and Executive
Officers as a Group (26
persons)                            4,502,339           16.57%            15.54%                   N/A

------------------------

 (1) Assumes that the only Units exchanged for Shares are those owned by such beneficial owner.

 (2) Assumes exchange of all outstanding Units for Shares.

 (3) Reflects Shares and Units held directly by executive officers and members of their family, as well as their proportionate economic interest in Shares and Units owned by various entities.

 (4) Includes 300,420 Shares owned by Mr. Hefner and members of his family and stock options exercisable for 28,200 Shares. Also includes the following
    Units: (i) 289,753 Units owned directly by Mr. Hefner; (ii) 386,628 Units owned by Park 100 Investors, Inc., a corporation in which Mr. Hefner owns 12.2% of the outstanding capital stock; and (iii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Hefner owns a 20.71% beneficial interest.

 (5) Includes 335,500 Shares owned by Mr. Staton and stock options exercisable for 28,200 Shares. Also includes the following Units: (i) 281,789 Units owned directly by Mr. Staton; and (ii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Staton owns a 20.71% beneficial interest.

 (6) Includes 322,145 Shares owned by Mr. Zink and members of his family and stock options exercisable for 28,200 Shares. Also includes the following
    Units: (i) 280,757 Units owned directly by Mr. Zink; (ii) 386,628 Units owned by Park 100 Investors, Inc., a corporation in which Mr. Zink owns 2.2% of the outstanding capital stock; and (iii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Zink owns a 20.71% beneficial interest.

 (7) Includes: (i) 280,987 Shares owned by Mr. Wynne and members of his  family;
    (ii) 98,475 Shares owned as trustee under the Phillip R. Duke Irrevocable Trust and (iii) stock options exercisable for 28,200 Shares. Also includes the following Units: (i) 105,343 Units owned directly by Mr. Wynne; (ii) 386,628 Units owned by Park 100 Investors, Inc., a corporation in which Mr. Wynne owns 32.0% of the outstanding capital stock; and (iii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Wynne owns a 20.71% beneficial interest.

 (8) Includes: (i) 6,749 Shares owned by Mr. Peterson and members of his family;
    (ii) 4,700 Shares owned by Mr. Peterson as Trustee for the Peterson Family GST Investment Share Trust; and (iii) 7,141 shares owned for investment purposes by City Securities Corporation, a firm in which Mr. Peterson serves as Chairman of the Board and Chief Executive Officer.

 (9) Includes 98,220 Shares owned by Mr. Burk and members of his family and stock options exercisable for 28,200 Shares. Also includes the following
    Units: (i) 77,889 Units owned directly by Mr. Burk; (ii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Burk owns a 7.5% beneficial interest.

(10) Includes 86,951 Shares owned by Mr. Mennel and members of his family and stock options exercisable for 27,200 Shares. Also includes the following
    Units: (i) 78,261 Units owned directly by Mr. Mennel; (ii) 1,068,778 Units owned by DMI Partnership, a partnership in which Mr. Mennel owns a 7.5% beneficial interest.

(11) Includes 3,786 Shares owned by Mr. Linville and stock options exercisable for 13,400 Shares. Also includes 4,819 Units beneficially owned by Mr. Linville under an agreement with a partnership owned by certain other executive officers.

(12) Represents less than 1% of the outstanding shares.

(13) Information about these shares is based upon a Schedule 13G provided to the Company in February, 1996. No subsequent amendments have been received by the Company.

(14) Information about these shares is based upon a Schedule 13G provided to the Company in January, 1996. No subsequent amendments have been received by the Company

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

    Three Directors are to be elected. John W. Wynne, Thomas L. Hefner and L. Ben Lytle have been nominated for a term of three years and until their successors are elected and qualified. All nominees except Mr. Lytle are members of the present Board of Directors. Mr. Lytle has been nominated to fill the directorship held by Mr. Lee Stanfield whose term is expiring and who is retiring from the Board. The other directors listed in the table below will continue in office until expiration of their terms. If, at the time of the 1996 annual meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE  FOLLOWING
NOMINEES:

    The election of each director will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. An abstention, broker non-vote, or direction to withold authority will result in a nominee receiving fewer votes.

                               NAME, AGE, PRINCIPAL OCCUPATION(S) AND                                   DIRECTOR
                               BUSINESS EXPERIENCE DURING PAST 5 YEARS                                    SINCE
-----------------------------------------------------------------------------------------------------  -----------
NOMINEES FOR TERMS EXPIRING IN 1999
Thomas L. Hefner, Age 49                                                                                     1993
  President and Chief Executive Officer of the Company.
L. Ben Lytle, Age 49                                                                                          N/A
  President  and  Chief Executive  Officer  of Associated  Insurance  Companies, Inc.,  the principal corporate entity  of  The Associated  Group,  a national  insurance  and financial  services  firm.
  Director of Acordia, Inc. and IPALCO Enterprises, Inc.
John W. Wynne, Age 63                                                                                        1985
  Chairman  of the Board of the  Company. Retired from Bose McKinney  & Evans, attorneys. Director of
  First Indiana Corporation.

DIRECTORS WHOSE TERMS EXPIRE 1997
Howard L. Feinsand, Age 48                                                                                   1988
  Managing Director, Citicorp North America, Inc., since 1995. Prior to 1995, Senior Vice  President,
  GE  Capital Aviation  Services, Inc.,  an aircraft  leasing company,  and Senior  Vice President of
  Polaris Aircraft Leasing Corporation.
James E. Rogers, Age 48                                                                                      1994
  Vice Chairman,  President  and Chief  Executive  Officer of  CINergy,  a regional  utility  holding company,  since 1994. Prior to 1994, Chairman, President and Chief Executive Officer of PSI Energy,
  Inc. Director of CINergy  Corp., Fifth Third  Bank, Fifth Third Bancorp,  and Bankers Life  Holding
  Corporation.
Daniel C. Staton, Age 43                                                                                     1993
  Executive  Vice President  and Chief Operating  Officer of  the Company. Director  of Storage Trust
  Realty, Inc.
Jay J. Strauss, Age 60                                                                                       1985
  Chairman and  Chief Executive  Officer of  Regent Realty  Group, Inc.,  a general  real estate  and mortgage banking firm.

DIRECTORS WHOSE TERMS EXPIRE IN 1998
Geoffrey Button, Age 47                                                                                      1993
  An  independent real estate consultant. Prior to 1996 was executive Director of Wyndham Investments
  Limited, a property holding company of Allied Domecq Pension Funds. Director of Major Realty.
Ngaire E. Cuneo, Age 45                                                                                      1995
  Executive Vice President, Corporate Development, Conseco, Inc., an owner, operator and provider  of services  to companies in the  financial services industry, since 1992.  Prior to 1992, Senior Vice
  President and corporate officer  of General Electric  Capital Corp. Director  of Conseco, Inc.  and
  Bankers Life Holding Corporation.
John D. Peterson, Age 62                                                                                     1986
  Chairman  and Chief Executive Officer of City  Securities Corporation, a securities brokerage firm.
  Director of Capital Industries, Inc. and Lilly Industries, Inc.
Darell E. Zink, Jr., Age 49                                                                                  1993
  Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company.  Director
  of Inland Mortgage Corporation.

    The Board of Directors of the Company met four times during the last fiscal year. All directors attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board of Directors of the Company held during the time each such director was a Director and (ii) the total number of meetings held by all Board of Directors' committees on which each such director served.

COMMITTEES OF THE BOARDS OF DIRECTORS OF THE COMPANY

    The Board of Directors of the Company has an Asset Committee, an Audit Committee, an Executive Compensation Committee, a Finance Committee and a Nominating Committee.

    The function of the Asset Committee is to discuss, review and authorize business transactions that exceed established guidelines. The members of the Asset Committee are Messrs. Hefner, Feinsand, Peterson, Strauss and Wynne and Ms. Cuneo. Mr. Strauss served as the committee's chairman. The committee met 11 times in 1995.

    The function of the Audit Committee is to evaluate audit performance, handle relations with the Company's independent auditors and evaluate policies and procedures related to internal accounting controls. The members of the Audit Committee are Messrs. Button, Feinsand, Peterson and Stanfield and Ms. Cuneo. Mr. Feinsand served as Chairman. The committee met 4 times during 1995.

    The function of the Executive Compensation Committee is to review and make recommendations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Company, to implement the Company's stock option plan and to make recommendations to the Nominating Committee regarding individuals qualified to be nominated as unaffiliated directors. The members of the Executive Compensation Committee are Messrs. Button, Rogers, Stanfield and Strauss and Ms. Cuneo. The committee is chaired by Mr. Button. The committee met 4 times in 1995.

    The function of the Finance Committee is to review, recommend and authorize certain debt financing and equity transactions. The members of the Finance Committee are Messrs. Button, Feinsand, Rogers, Staton, Strauss and Zink. The Committee is chaired by Mr. Rogers. The committee met 5 times during 1995.

    The function of the Nominating Committee is to nominate individuals to serve as unaffiliated directors. The Nominating Committee is comprised of all of the unaffiliated directors, Messrs. Button, Feinsand, Peterson, Rogers, Stanfield and Strauss and Ms. Cuneo. The committee does not formally consider nominations by shareholders. The committee is chaired by Mr. Button. The committee met once during 1995.

COMPENSATION OF DIRECTORS

    Each unaffiliated director receives 600 Shares as annual compensation. Unaffiliated directors also receive a fee of $2,500 for attendance at each meeting of the Board of Directors. In addition, the unaffiliated directors receive $500 for participation in each telephonic meeting of the Board and for participation in each committee meeting not held in conjunction with regularly scheduled Board meetings. Officers of the Company who are also directors receive no additional compensation for their services as directors.

                             EXECUTIVE COMPENSATION

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

    The primary objectives of the Executive Compensation Committee (the "Committee") in determining total compensation of the Company's executive officers are to (i) enable the Company to attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities and which provide for moderate fixed costs and leveraged incentive opportunities, and (ii) to align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by meeting standards designed to increase long-term shareholder value. In order to accomplish these objectives, the Committee adopted during 1995 a new executive compensation program which provides (i) annual base salaries at or near the market median,
(ii) annual incentive opportunities which reward the executives for achieving or surpassing performance goals which represent industry norms of excellence, and
(iii) long-term incentive opportunities which are directly related to increasing shareholder value.

    The Committee has not yet developed a position regarding the Internal Revenue Code provisions limiting deductions for certain compensation to $1.0 million per person because no compensation paid to any one individual has approached such limitation. However, the Committee has taken steps to mitigate any future negative impact of this provision. For example, the long term incentive plans discussed below will qualify for exemption from the limit on tax deductibility as shareholder approved performance plans if such plans are approved by the shareholders.

ANNUAL INCENTIVE OPPORTUNITIES

    The Annual Incentive Opportunities consist of Base Salary and Annual Cash Incentives. The objective of the Committee is for total annual cash compensation, consisting of these two components for each executive officer, to be between the 50th and 75th percentile of the comparable market. The market median for the CEO and the COO is based on a comparison group of 13 other publicly traded real estate investment trusts and for the other executive officers on comparison data obtained from the National Association of Real Estate Investment Trusts (NAREIT).

BASE SALARIES

    The range of base salaries for executive officers of the Company is established with a midpoint based upon the market median and provides for a 50 percent differential between the minimum and maximum annual salary within the range. The midpoint of the range is equal to 90 percent of the market median for the most senior executive officers and the vice-presidents in charge of business segments and equal to the market median for other executive officers. The base salary is set at a level within the range based upon subjective factors related to the individual's experience and performance.

ANNUAL CASH INCENTIVES

    A targeted annual cash incentive for each executive officer is set at a percentage of base salary. The targeted annual percentage for each executive is determined by the desired combination of fixed and variable compensation for each executive which is adjusted based on his or her ability to impact measurable results. The amount of each executive's annual award is based on a combination of three performance factors: (i) overall corporate performance;
(ii) business segment or departmental performance; and (iii) individual performance. The relative importance of each of the performance factors in determining annual cash incentives differs for each executive position with the performance factor for the most senior executives being based more heavily on overall corporate performance and the performance factor for the officers in charge of business segments or departments being based on more heavily on the performance of their segment or department. The overall corporate performance factor is based on a three tier measurement system consisting of Funds from Operations Growth, Return on Shareholders' Equity and Return on Real Estate Investments. The business segment performance is based on a four tier measurement system consisting of return on the in-service property portfolio, value creation though new development and acquisitions performance, the contribution level of the business unit to the Company overall and certain other non-financial measures. The amount of the targeted annual cash incentives paid is based on the level of attainment of each of the measurements as compared to the pre-determined standards established by the Committee. If performance is below an established threshold amount, no cash incentives are paid. If performance meets or exceeds the threshold levels, the payment of annual cash incentives may range from 25 percent to 150 percent of the targeted amounts.

LONG-TERM INCENTIVE OPPORTUNITIES

    A potential long-term incentive award for each executive officer is set at a percentage of base salary. The amount of long-term incentive awarded on an annual basis is determined at the discretion of the Committee but is tied to overall corporate and business segment performance. The long-term incentive opportunities consist of approximately two-thirds Stock Options ("Options") and Dividend Increase Units ("DIUs") and one-third Shareholder Value Grants.

Stock Option and Dividend Increase Unit Plans

    The objectives of the Stock Option and Dividend Increase Unit Plans are to provide executive officers with long-term incentive opportunities aligned with the shareholder benefits of an increased Common Stock value and increased annual dividends. The number of Options and DIUs issued to each executive annually is set by the Committee based on the goal of providing approximately two-thirds of the total annual long-term incentive award through these plans and assumes a combined value of each Option and DIU at the date of grant based on the Black-Scholes option pricing model. The Options and DIUs are for terms of no more than ten years and generally become vested, pursuant to a schedule set by the Committee, 50 percent three years after the date of grant and 25 percent four and five years after the date of grant. The Options may not be issued for less than the fair market value of the Company's Common Stock at the date of grant. The value of each DIU at the date of exercise will be determined by calculating the percentage of the Company's annualized dividend per share to the market value of one share of the Company's Common Stock (the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. A DIU may be exercised by a participant only to the extent that such participant has exercised an Option to purchase a share of Common Stock of the Company under an Option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU.

Shareholder Value Plan

    The objective of the Shareholder Value Plan is to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The annual Shareholder Value Plan amount for each executive is set by the Committee with the goal of providing approximately one-third of the total long-term incentive award through this plan. The award vests entirely three years after the date of grant and the amount paid is based on the Company's total shareholder return for such three year period as compared to independent market indices. The independent market indices used for comparison are the S&P 500 Index and the NAREIT Equity REIT Total Return Index. The amount of the award payable may range from zero percent if both of the rankings of the comparable returns are less than the 50th percentile of both of the indices to 300 percent if the rankings of both of the comparable returns are in the 90th percentile or higher of both of the indices, with 100 percent of the award being payable at the 60th percentile.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation awarded to Mr. Hefner in 1995 consisted primarily of an annual base salary of $150,000, an annual cash incentive award of $60,000 and a grant of 6,756 Options. The salary amount was set in 1993 when, as part of the Company's reorganization, Mr. Hefner was appointed Chief Executive Officer. Mr. Hefner did not receive an annual bonus for 1993 and 1994. This base salary and the absence of an annual bonus resulted in total compensation which was below the comparable market median but was considered appropriate in light of Mr. Hefner's substantial equity interest in the Company and his stock options held. In 1995, Mr. Hefner's total compensation was evaluated under the new executive compensation plan adopted by the Committee as discussed above. Accordingly, in 1996, Mr. Hefner's base salary will be increased with the intent that, by 1999, his base salary will be equal to 90 percent of the market median of a comparison group of thirteen other publicly traded real estate investment trusts. In addition, under the Committee's executive compensation plan, Mr. Hefner is eligible for a targeted annual cash incentive bonus (to be phased in through
1997) and a targeted long-term incentive award equal to a percentage of his annual base salary. The amount of Mr. Hefner's annual cash incentive bonus is determined solely upon overall corporate performance which is based on a three tier measurement system consisting of Funds from Operations Growth,

Return on Shareholders' Equity and Return on Real Estate Investments as compared to pre-determined target criteria established by the Committee. Under the three tier measurement system, the Funds from Operations Growth measurement comprises 80 percent of the rating with each of the other two factors comprising 10 percent of the rating. The amount of the targeted annual cash incentives paid is based on the level of attainment of each of the measurements as compared to the pre-determined standards. If performance is below an established threshold amount, no cash incentives are paid. If performance meets or exceeds the threshold levels, the payment of annual cash incentives may range from 25 percent to 150 percent of the targeted amounts. For 1995, the Company's FFO Growth was 8.26% on a per share basis, its Return on Shareholders' Equity was 10.21% and its Return on Real Estate Investments was 8.87%. All of these factors equaled or exceeded the pre-determined standards established by the Committee. Based on this performance, Mr. Hefner received an Annual Cash Incentive award of $60,000 for 1995.

    As a long-term incentive opportunity award in 1995, Mr. Hefner was granted an option to purchase 6,756 shares of Company Common Stock at a price of $30.625 per share and 6,756 DIUs with a Dividend Yield of 6.40%. Mr. Hefner was also awarded a targeted amount of $30,000 under the Shareholder Value Plan.

                             COMPENSATION COMMITTEE
                                Geoffrey Button
                                  Ngaire Cuneo
                                James E. Rogers
                                 Lee Stanfield
                                 Jay J. Strauss

                               PERFORMANCE GRAPH

    The following graph compares, over the last five years, the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the S&P 500 Index, and the cumulative total return of the NAREIT Equity REIT Total Return Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      COMPANY COMMON STOCK, S&P 500 INDEX,
                   AND NAREIT EQUITY REIT TOTAL RETURN INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE COMPANY     NAREIT       S&P
DEC. 90            100.00     100.00     100.00
DEC. 91            126.98     135.70     130.55
DEC. 92            162.15     155.49     140.56
DEC. 93            247.75     186.06     154.60
DEC. 94            338.23     191.95     156.93
DEC. 95            402.06     221.26     215.25

                                  DEC. 90    DEC. 91    DEC. 92    DEC. 93    DEC. 94    DEC. 95
The Company                       100.00     126.98     162.15     247.75     338.23     402.06
NAREIT                            100.00     135.70     155.49     186.06     191.95     221.26
S&P                               100.00     130.55     140.56     154.60     156.93     215.25

* Assumes that the value of the investment in the Company's stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded, earned by, or paid to the Company's chief executive officer and the Company's five other most highly compensated executive officers (the "Named Executive Officers") during the last three fiscal years.

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                           ANNUAL COMPENSATION          -------------
                                                   -----------------------------------   SECURITIES          (2)
               NAME AND PRINCIPAL                                 (1)                    UNDERLYING       ALL OTHER
                    POSITION                         YEAR     SALARY ($)    BONUS ($)    OPTIONS (#)    COMPENSATION
-------------------------------------------------  ---------  -----------  -----------  -------------  ---------------
Thomas L. Hefner.................................       1995  $   150,000  $    60,000        6,756           2,900
President and                                           1994      150,000      --            --               4,500
Chief Executive Officer                                 1993       40,385      --            70,500           2,287
Daniel C. Staton.................................       1995      150,000       60,000        6,756           2,920
Executive Vice President and                            1994      150,000      --            --               4,500
Chief Operating Officer                                 1993       40,385      --            70,500           2,287
Darell E. Zink, Jr...............................       1995      150,000       60,000        6,756           2,920
Executive Vice President,                               1994      150,000      --            --               4,500
Chief Financial Officer and                             1993       40,385      --            70,500           2,287
Assistant Secretary
David R. Mennel..................................       1995      150,000       60,000        6,756           3,000
General Manager of                                      1994      150,000      --            --               4,500
Services Operations and                                 1993       40,385      --            70,500           2,287
President, Duke Services, Inc.
Gary A. Burk.....................................       1995      150,000       60,000        6,756           2,920
President of                                            1994      150,000      --            --               4,500
Construction Services                                   1993       40,385      --            70,500           2,287
William E. Linville III..........................       1995      110,000      120,000       29,008           3,000
Vice President                                          1994      110,000       85,000       --               4,100
Indiana Industrial Group                                1993       26,923       13,462       23,500           1,955

------------------------

(1) The compensation for 1993 reflects only compensation earned subsequent to the time the officers became employees of the Company on October 4, 1993.

(2) Represents allocable contributions by the Company for the account of the Named Executive Officer to the Company's Profit Sharing and Salary Deferral Plan.

                          STOCK OPTION GRANTS IN 1995

    The following table sets forth certain information for the Named Executive Officers relating to stock option grants during 1995 under the Company's 1995 Stock Option Plan.

                                                      INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                       ------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                        NUMBER OF    % OF TOTAL                             RATE OF STOCK PRICE
                                       SECURITIES     OPTIONS     EXERCISE                APPRECIATION FOR OPTION
                                       UNDERLYING    GRANTED TO   PRICE PER                      TERM (1)
                                         OPTIONS    EMPLOYEES IN    SHARE    EXPIRATION  -------------------------
                NAME                     GRANTED        1995      ($/SHARE)     DATE          5%           10%
-------------------------------------  -----------  ------------  ---------  ----------  ------------  -----------
Thomas L. Hefner                            6,756         6.12%   $  30.625    10/25/05   $  130,142   $   329,803
Daniel C. Staton                            6,756         6.12       30.625    10/25/05      130,142       329,803
Darell E. Zink, Jr.                         6,756         6.12       30.625    10/25/05      130,142       329,803
David R. Mennel                             6,756         6.12       30.625    10/25/05      130,142       329,803
Gary A. Burk                                6,756         6.12       30.625    10/25/05      130,142       329,803
William E. Linville III                     9,008         8.15       30.625    10/25/05      173,522       439,737
                                           20,000(2)      23.53      25.875     1/25/05      325,508       824,895

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price. For the options expiring on January 25, 2005, the Company's per share stock price would be $42.15 and $67.12 if increased 5% and 10%, respectively, compounded annually over the 10 year option term. For the options expiring on October 25, 2005, the Company's per share stock price would be $49.89 and $79.44 if increased 5% and 10%, respectively, compounded annually over the 10 year option term.

(2) These options were granted under the Company's 1993 Stock Option Plan.

    The following table presents certain information for the Named Executive Officers relating to the exercise of stock options during 1995 under the Company's 1993 stock option plan and, in addition, information relating to the valuation of unexercised stock options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                                         SHARES                     OPTIONS AT 12/31/95       OPTIONS AT 12/31/95 (1)
                                       ACQUIRED ON     VALUE     --------------------------  --------------------------
                                        EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                NAME                       (#)          ($)          (#)           (#)           ($)           ($)
-------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Thomas L. Hefner                                0            0       28,200        49,056       215,025        327,605
Daniel C. Staton                                0            0       28,200        49,056       215,025        327,605
Darell E. Zink, Jr.                             0            0       28,200        49,056       215,025        327,605
David R. Mennel                             1,000        4,875       27,200        49,056       207,400        327,605
Gary A. Burk                                    0            0       28,200        49,056       215,025        327,605
William E. Linville III                         0            0       13,400        39,108        93,675        202,269

------------------------

(1) Based on the closing price of the Company's Shares on December 29, 1995 of $31.375.

    The following table sets forth awards to the Named Executive Officers under the Company's 1995 Dividend Increase Unit Plan and 1995 Shareholder Value Plan.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                                    ESTIMATED FUTURE PAYOUTS
                                                    NUMBER OF     PERFORMANCE           UNDER NON-STOCK
                                                     SHARES,        PERIOD             PRICED-BASED-PLANS
                                                     DIUS, OR        UNTIL     ----------------------------------
                      NAME                         OTHER RIGHTS     PAYOUT     THRESHOLD    TARGET      MAXIMUM
------------------------------------------------  --------------  -----------  ----------  ---------  -----------
Thomas L. Hefner
  Dividend Increase Unit Plan (1)                     6,756 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Plan (2)                            --           3 Years          $0     $30,000      $90,000
Daniel C. Staton
  Dividend Increase Unit Plan (1)                     6,756 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Plan (2)                            --           3 Years           0      30,000       90,000
Darell E. Zink, Jr.
  Dividend Increase Unit Plan (1)                     6,756 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Plan (2)                            --           3 Years           0      30,000       90,000
David R. Mennel
  Dividend Increase Unit Plan (1)                     6,756 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Plan (2)                            --           3 Years           0      30,000       90,000
Gary A. Burk
  Dividend Increase Unit Plan (1)                     6,756 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Plan (2)                            --           3 Years           0      30,000       90,000
William E. Linville III
  Dividend Increase Unit Plan (1)                     9,008 DIUs         N/A         N/A         N/A          N/A
  Shareholder Value Unit Plan (2)                       --           3 Years           0      40,000      120,000

------------------------

(1) Under the 1995 Dividend Increase Unit Plan, DIUs are granted to key employees. DIUs granted to date vest over a 5 year period with 50% vesting at the end of year 3 and 25% vesting at the end of years 4 and 5. DIUs may be exercised by a participant only to the extent that such participant has purchased a share of Company Common Stock pursuant to an option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU. The value of each DIU at the date of exercise is determined by calculating the Dividend Yield at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. DIUs not exercised within 10 years of the date of grant are forfeited. Distribution of a participant's benefits under the 1995 Dividend Increase Unit Plan will be made in a single lump sum payment in the form of whole shares of the Company's Common Stock. No DIUs were vested at year end.

(2) Under the 1995 Shareholder Value Plan, awards are granted in specified dollar amounts to selected key employees. The specified award is payable to the participant on the third anniversary of the grant of the award. The payment of the bonus award amount will be adjusted based upon the Company's cumulative total shareholder return for the three year period beginning on the date of grant as compared to the cumulative total return for the S&P 500 Index and the NAREIT Equity REIT Total Return Index (the "Indices") for the same period. The Company's cumulative total shareholder return is calculated by determining the average per share closing price of the Company's Common Stock for the 30 day period preceding the end of the three year period increased by an amount that would be realized if all cash dividends paid during the three year period were reinvested in Company Common Stock and comparing this amount to the average per share closing price of the Company's Common Stock for the 30 day period preceding the date of grant. The payment of one-half of the bonus award is adjusted based upon the percentile ranking of the Company's cumulative total shareholder return as compared to each of the Indices for the same period. The payment adjustment may range from zero percent if both of the rankings of the comparable returns are less than the 50th percentile of both of the Indices to 300 percent if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile. Distribution of a participant's adjusted bonus award at the end of the three year period after the date of grant will be made one-half in cash and one-half in the form of whole shares of Company Common Stock.

                              CERTAIN TRANSACTIONS

    A wholly-owned subsidiary of the Company is the sole general partner of Duke Realty Services Limited Partnership (the "Services Partnership"), which is in turn the sole general partner of Duke Construction Limited Partnership (the "Construction Partnership"). The operations of these entities are included in the consolidated financial statements of the Company. The Services Partnership provides third party property management, leasing and development services and the Construction Partnership provides third party construction services. Certain of the executive officers own limited partnership interests in these entities. Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel control an entity that indirectly owns ninety percent of the capital interests in the Services Partnership and profit's interests which vary from 10% to 90%. The share of net income of the Services Partnership for 1995 allocated to the entity controlled by these executive officers was $973,544. The executive officers' share of net income from the Services Partnership is included in minority interest in the Company's financial statements. The Company has an option to acquire these executive officers' limited partnership interest in the Services Partnership in exchange for 416,666 Units. These same executive officers own a 95 percent limited partnership interest in the Construction Partnership which the Company has the option to purchase for $1,000. The Construction Partnership has a deficit cumulative capital balance, thus there was no allocation of net income to any of the partners of the Construction Partnership, including these executive officers.

    The Services Partnership and the Construction Partnership provide property management, leasing, construction and other tenant related services to properties in which Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel have ownership interests. The Company has an option to acquire these executive officers' interests in these properties (the "Option Properties"). In 1995, the Services Partnership and the Construction Partnership received fees of $2,367,526 and $342,131, respectively, for services provided to the Option Properties. The fees charged by the Services Partnership and the Construction Partnership for such services are equivalent to those charged to other third party owners for similar services. Also, the Company leased operating facilities in certain of the Option Properties. In 1995, the aggregate rent under such leases was approximately $476,120. The rental amount paid is comparable to similar space in the area.

    DRLP has a $20.0 million loan to the Service Partnership which requires interest only payments at 12% through September, 2003. The loan then amortizes over a 15 year period with interest at 12% until final maturity in September, 2018. The loan is guaranteed by an entity owned indirectly by Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel.

    Messrs.  Hefner,  Staton,  Zink,  Wynne,  Burk  and  Mennel  have   personal
guarantees for $50.5 million of the Company's debt. DRLP has indemnified them from any liability with respect to such debt.

    The Company contracts with Steel Frame Erectors, Inc. ("SFE"), an entity owned by Messrs. Hefner, Staton, Zink, Wynne, Burk and Mennel, for certain construction related services. During 1995, the total costs under these contracts for Company related projects was $1,114,382. The net income of SFE for 1995 was $64,197.

    In 1995, the Company acquired one of the Option Properties from a corporation in which Messrs. Hefner, Zink and Wynne collectively own a 46% interest. The acquisition price consisted of the assumption of $1,560,000 of third party debt and the issuance of Units with a value at the date of issuance (based on the market value of the Company's common stock) of $156,000. An entity in which Mr. Wynne owns an 85.72% interest owned a 50% interest in certain land acquired by the Company. For such 50% interest, Mr. Wynne received Units with a value at the date of issuance (based on the market value of the Company's common stock) of $7,400. The building located on such land was also acquired from a separate entity in which Mr. Wynne owns an 75% interest. The acquisition price of the building was the assumption of third party debt in the amount of $1,450,000 and the issuance of Units with a value at the date of issuance (based on the market value of the Company's common stock) of $37,000. All of these transactions were approved by the Company's unaffiliated directors.

                 PROPOSAL NO. 2.  APPROVAL OF EXECUTIVE OFFICER
                               COMPENSATION PLANS

    The Committee has approved and adopted, and the Board of Directors has ratified such adoption, subject to shareholder approval, effective October 1, 1995, the following executive officer compensation plans:

    - The 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "1995 Stock Option Plan")

    - The 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (the "1995 Dividend Increase Unit Plan")

    - The   1995  Shareholder  Value  Plan   of  Duke  Realty  Services  Limited
      Partnership (the "1995 Shareholder Value Plan").

    To become effective, each plan must be separately approved by the Company's shareholders.

1995 STOCK OPTION PLAN

    The 1995 Stock Option Plan is a replacement for the Duke Realty Services 1993 Stock Option Plan (the "1993 Stock Option Plan") which was previously approved by the shareholders. Upon approval of the 1995 Stock Option Plan by the shareholders, the 1993 Stock Option Plan will terminate with respect to the granting of any additional options under such plan. The 1995 Stock Option Plan is designed to promote the interest of the Company and its subsidiaries by encouraging their officers and other key employees, upon whose judgment, initiative and industry the Company and its subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Committee will administer the 1995 Stock Option Plan and no member of the Committee will be eligible to receive grants of options under the 1995 Stock Option Plan. The Committee is comprised of at least three unaffiliated members of the Board of Directors. All Company officers and certain non-officer key employees are eligible for the 1995 Stock Option Plan. Currently, this group consists of 48 employees.

    The following is a description of the material features of the 1995 Stock Option Plan. A copy of the plan document is set out in full in Exhibit A to this Proxy Statement.

MATERIAL FEATURES OF THE 1995 STOCK OPTION PLAN

    Under the 1995 Stock Option Plan, the Committee will be authorized to grant options to purchase up to 558,400 shares of Common Stock, as well as up to 400,000 shares authorized under the 1993 Stock Option Plan that become available due to the lapse, forfeiture, or other termination of stock options granted under such plan. The 558,400 shares is equal to the number of shares authorized under the 1993 Stock Option Plan for which options to purchase have not yet been granted. Therefore, shareholder approval of the termination of the 1993 Stock Option Plan and the adoption of the 1995 Stock Option Plan will not increase the number of shares reserved for the granting of options above that which has previously been approved by the shareholders. The market values, as of March 19, 1996, of the 958,000 Shares that may be awarded under the plan was $28,261,000.

    The 1995 Stock Option Plan provides for the granting of incentive stock options ("ISOs") (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options ("NSOs").

Options may be granted under the 1995 Stock Option Plan for a period of ten years commencing October 1, 1995. The 1995 Stock Option Plan will expire on September 30, 2005 except as to outstanding options, which options shall remain in effect until they have been exercised or terminated or have expired. Annual grants of more than 25,000 options to any one officer or key employee are not permitted under the plan.

    The term of each option, the date an option becomes exercisable and the option price will be determined by the Committee except that the term of an option may not exceed ten years and the option price may not be less than the fair market value of the Common Stock on the date the option is granted. In the case of ISO's granted to holders of more than 10% of the total voting power of the Company's Common Stock, the term of the option may not exceed 5 years and the option price may not be less than 110% of the fair market value of the stock at the date of grant. Payment of the exercise price may be made in cash, or at the discretion of the Committee, in the form of shares of the Company's Common Stock or a combination of cash and stock.

    During an optionee's lifetime, his option is nontransferable and may be exercised only by him. If an optionee's employment terminates for any reason other than cause (as defined) or his total disability (as defined) or death, any outstanding options which were exercisable on his date of termination will terminate 90 days after the optionee's employment terminates. If an optionee is terminated for cause, all outstanding options will terminate on the date his employment terminates. If an optionee's employment terminates because of death or total disability, all outstanding options remain exercisable for a period of one year from the date of termination of employment. In the event of the death, total disability or retirement (on or after attaining age 65) of the optionee or a change in control of the Company (as defined), all outstanding options become immediately exercisable.

    In any calendar year no participant under the 1995 Stock Option Plan may be granted ISOs to the extent that the aggregate exercise price of such ISOs (determined at the date the ISOs are granted) that are exercisable for the first time in any calendar year by such participant exceeds $100,000.

    The Committee has approved two separate grants under the plan with grant dates of October 25, 1995 and January 31, 1996, respectively. The intent of the Committee is to grant additional options under the 1995 Stock Option Plan on an annual basis.

    The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the 1995 Stock Option Plan except for any such alterations which would (i) increase the aggregate number of shares subject to options under the 1995 Stock Option Plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) decrease the minimum option price; (iii) permit any Committee member to become eligible to receive grants of options under the 1995 Stock Option Plan; (iv) withdraw administration of the 1995 Stock Option Plan from the Committee or the Board of Directors; (v) extend the term of the 1995 Stock Option Plan or the maximum period during which any option may be exercised; (vi) change the manner of determining the option price; or (vii) change the class of individuals eligible for options under the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The 1995 Stock Option Plan provides for the issuance of options qualified as ISOs within the meaning of Section 422 of the Internal Revenue Code and NSOs. The federal income tax consequences to the Company and to the optionee arising from the grant and exercise of the option and the subsequent sale of the Common Stock are significantly different for the two types of options.

    In the case of ISOs, no income is recognized by the optionee and no compensation expense deduction is allowable to the Company or its subsidiaries at the time of either the grant or exercise of the option. However, any difference between the option price and the fair market value of the shares on the date of exercise constitutes an alternative minimum tax adjustment for the optionee. If the shares acquired through an ISO are (i) held for at least two years from the date the option is granted and at least one year from the date the option is exercised and (ii) the optionee was an employee at all times from the date the ISO was granted until the day three months before the ISO is exercised, any gain realized by the optionee on the subsequent sale of the shares will be treated as long-term capital gain for federal income tax purposes and no compensation expense deduction will be allowable to the Company or its subsidiaries. A sale of such shares by the optionee at a gain prior to meeting these holding period requirements will result in the recognition of ordinary income by the optionee and a corresponding compensation expense deduction to the Company or its subsidiaries.

    In the case of NSOs, no income is recognized by the optionee and no deduction is allowable to the Company or its subsidiaries at the time the option is granted. At the time an NSO is exercised, the optionee will recognize ordinary income, in the form of compensation, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the excess of the fair market value of the shares on the date the NSO is exercised over the exercise price of the shares. The fair market value of the stock at the time of exercise is the basis for the determination of capital gain or loss upon the optionee's subsequent disposition of the shares.

THE 1995 DIVIDEND INCREASE UNIT PLAN

    The purpose of the 1995 Dividend Increase Unit Plan is to retain selected key employees of the Services Partnership. The 1995 Dividend Increase Unit Plan has been established through the Services Partnership because it is anticipated that most of the employment services provided by key employees to be covered by the 1995 Dividend Increase Unit Plan will be performed as employees of the Services Partnership. The Committee will administer the 1995 Dividend Increase Unit Plan and no member of the Committee will be eligible to participate in the 1995 Dividend Increase Unit Plan. The Committee will be authorized to issue up to 100,000 shares of Common Stock under the 1995 Dividend Increase Unit Plan. All Company officers and key employees of the Services Partnership are eligible for the 1995 Dividend Increase Unit Plan. Currently, this group consists of 48 employees.

    The following is a description of the material features of the 1995 Dividend Increase Unit Plan. A copy of the plan document is set out in full in Exhibit B to this Proxy Statement.

MATERIAL FEATURES OF THE 1995 DIVIDEND INCREASE UNIT PLAN

    Under the 1995 Dividend Increase Unit Plan, the Committee may grant one or more DIUs to key employees of the Services Partnership. The value of each DIU at the date of exercise will be determined by calculating the the Dividend Yield at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. A DIU may be exercised by a participant only to the extent that such participant has purchased a share of Common Stock of the Company pursuant to the exercise of an option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU. The term of each DIU and the date the DIUs become exercisable shall be determined by the Committee except that the term of a DIU may not exceed ten years.

    During a participant's lifetime, his DIUs are nontransferable and may be exercised only by him. If a participant's employment terminates for any reason other than cause (as defined) or his total disability (as defined) or death, any outstanding DIUs will terminate 90 days after the participant's employment terminates. If a participant is terminated for cause, all outstanding DIUs will terminate on the date his employment terminates. If a participant's employment terminates because of death or total disability, all outstanding DIUs remain exercisable for a period of one year from the date of termination of employment. In the event of death, total disability or retirement (on or after attaining age
65) of the participant or a change in control of the Company (as defined), all outstanding DIUs become immediately exercisable.

    Distribution of a participant's benefit under the 1995 Dividend Increase Unit Plan will be made in a single lump sum payment in the form of whole shares of the Company's Common Stock. The number of shares to be issued will be based on the fair market value of the Company's Common Stock at the time of exercise. In the event of a change of control of the Company, each participant will be entitled to receive, within 90 days of the date of change in control, a lump sum payment in cash equal to the value of his Units at the date of change of control.

    The Committee has approved two separate grants under the plan to a total of 47 individual grantees with effective dates of January 1, 1995 and January 31, 1996, respectively. The intent of the Committee is to grant additional DIUs under the 1995 Dividend Increase Unit Plan on an annual basis.

    The Board of Directors may, at any time, without the approval of the shareholders of the Company, amend or terminate the 1995 Dividend Increase Unit Plan except that no amendment may be made to take away a benefit from a participant which had accrued prior to the amendment.

FEDERAL INCOME TAX CONSEQUENCES

    At the time a DIU is exercised, the participant will recognize ordinary income in the form of compensation, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the value of the Common Stock transferred to the participant.

THE 1995 SHAREHOLDER VALUE PLAN

    The purpose of the 1995 Shareholder Value Plan is to retain key employees of the Services Partnership by rewarding those key employees for increasing the Company's shareholders' return on their investment. The 1995 Shareholder Value Plan has been established through the Services Partnership because it is anticipated that most of the employment services provided by the key employees to be covered by the 1995 Shareholder Value Plan will be performed as employees of the Services Partnership. The Committee will administer the 1995 Shareholder Value Plan and no member of the Committee will be eligible to participate thereunder. The Committee will be authorized to issue up to 100,000 shares of Common Stock under the 1995 Shareholder Value Plan. Employees of the Services Partnership who are considered to be part of the executive officer group are eligible for the 1995 Shareholder Value Plan. Currently, this group consists of 25 people.

    The following  is  a  description  of the  material  features  of  the  1995
Shareholder Value Plan. A copy of the plan document is set out in full in Exhibit C to this Proxy Statement.

MATERIAL FEATURES OF THE 1995 SHAREHOLDER VALUE PLAN

    Under the 1995 Shareholder Value Plan, the Committee may grant bonus awards in specified dollar amounts to key employees of the Services Partnership. The specified bonus award will be payable to the participant on the third anniversary of the grant of the award provided the participant is still an employee of the Services Partnership or an affiliate. The payment of the bonus award amount will be adjusted based upon the Company's cumulative total shareholder return for the three year period beginning on the date of grant as compared to the cumulative total return for both the S&P 500 Index and the NAREIT Equity REIT Total Return Index (the "Indices") for the same period. The Company's cumulative total shareholder return will be calculated by determining the average per share closing price of the Company's Common Stock for the 30 day period preceding the end of the three year period increased by an amount that would have been realized if all cash dividends paid during the three year period had been reinvested in Company Common Stock and comparing this amount to the average per share closing price of the Company's Common Stock for the 30 day period preceding the date of grant. The payment of one-half of the bonus award will be adjusted based upon the percentile ranking of the Company's cumulative total shareholder return as compared to each of the Indices for the same period. The payment adjustment may range from zero percent if both of the rankings of the comparable returns are less than the 50th percentile of both of the Indices to 300 percent if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile.

    During a participant's lifetime, his bonus award is nontransferable and may be exercised only by him. If a participant's employment terminates for any reason other than his total disability (as defined), death or retirement (on or after attaining age 65), any outstanding unpaid bonus award will terminate on the date his employment terminates. In the event of death, total disability or retirement of the participant, all outstanding bonus awards become vested and are payable at the end of the related calculation period. In the event of a change in control of the Company (as defined), any outstanding bonus awards become payable within 90 days of the date of change in control and will be the greater of the full dollar amount of the bonus award or the bonus award as adjusted under the plan from the date of grant through the date of change in control.

    Distribution of a participant's adjusted bonus award at the end of the three year period after the date of grant will be made one-half in cash and one-half in the form of whole shares of Company Common Stock. The number of shares to be issued will be based on the fair market value of the Company's Common Stock at the end of the three year period.

    The Committee has approved two separate grants under the plan to a total of 24 individual grantees with effective dates of January 1, 1995 and January 31, 1996, respectively. The intent of the Committee is to grant additional awards under the 1995 Shareholder Value Plan on an annual basis.

    The Board of Directors may, at any time, without the approval of the shareholders of the Company, amend or terminate the 1995 Shareholder Value Plan except that no amendment may be made to take away a benefit from a participant which had accrued prior to the amendment.

FEDERAL INCOME TAX CONSEQUENCES

    At the time the bonus award is paid, the participant will recognize ordinary income in the form of compensation and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the amount of cash paid and the fair market value of the Common Stock transferred to the participant.

RECOMMENDATION

    Adoption of these plans requires an affirmative vote for each plan by the holders of a majority of the outstanding Common Stock represented at the meeting either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have the effect of a negative vote. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 1995
STOCK OPTION PLAN, THE 1995 DIVIDEND INCREASE UNIT PLAN, AND THE 1995 SHAREHOLDER VALUE PLAN.

         PROPOSAL NO. 3:  APPROVAL OF THE DIRECTORS STOCK PAYMENT PLAN

    The Committee has adopted and the Board of Directors of the Company has ratified such adoption, subject to shareholder approval, the Directors Stock Payment Plan of Duke Realty Investments, Inc. (the "Directors Stock Payment Plan"). The purpose of the Directors' Stock Payment Plan is to promote the interests of the Company by increasing the proprietary interest in the Company of its unaffiliated directors. The Directors' Stock Payment Plan will cover only the unaffiliated directors of the Company and will be administered by the Committee. The Committee will be authorized to issue up to 20,000 shares of Common Stock under the Directors Stock Payment Plan.

    The following is a description of the material features of the Directors' Stock Payment Plan. A copy of the plan document is set out in full in Exhibit D to this Proxy Statement.

MATERIAL FEATURES OF THE DIRECTORS' STOCK PAYMENT PLAN

    Under the Directors' Stock Payment Plan, each unaffiliated director of the Company will be entitled to receive as compensation for services 150 shares of Common Stock of the Company for each full calendar quarter during which he is actively serving as a director of the Company. In the event a participant is a director for less than a full calendar quarter, the number of shares such participant is entitled to receive will be prorated for the portion of the quarter of active service. The unaffiliated directors will not receive any other compensation for their services except cash payments for meeting attendance. During 1995, Messrs. Button, Feinsand, Peterson, Rogers, Stanfield and Strauss, and Ms. Cuneo each received 600 Shares under the plan.

FEDERAL INCOME TAX CONSEQUENCES

    The unaffiliated directors will recognize ordinary income and the Company will be entitled to a deduction on a quarterly basis equal to the fair market value of the Company's Common Stock at the time of transfer of the shares to the unaffiliated directors.

RECOMMENDATION

    Adoption of this proposal requires an affirmative vote by the holders of a majority of the outstanding Common Stock represented at the meeting either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have the effect of a negative vote. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTORS' STOCK PAYMENT PLAN OF DUKE REALTY INVESTMENTS, INC.

DISCLOSURE OF BENEFITS

    The benefits to be received under the 1995 Stock Option Plan, the 1995 Dividend Increase Unit Plan and the 1995 Shareholder Value Plan are generally not determinable because all awards are within the discretion of the Committee. Awards under the Directors Stock Payment Plan are set by formula. The awards made under the plans for the Company's last fiscal year are outlined in the following table.

                                                                                DIVIDEND        (1)
                                                                     STOCK      INCREASE    SHAREHOLDER   DIRECTORS
                                                                    OPTION        UNITS     VALUE PLAN      STOCK
                                                                   GRANTS IN    AWARDS IN    AWARDS IN     PAYMENT
                                                                     1995         1995         1995      PLAN AWARDS
NAME AND PRINCIPAL POSITION                                           (#)          (#)          ($)        IN 1996
----------------------------------------------------------------  -----------  -----------  -----------  ------------
Thomas L. Hefner................................................       6,756        6,756    $  30,000             0
President and Chief
Executive Officer
Daniel C. Staton................................................       6,756        6,756       30,000             0
Chief Operating Officer
Darell E. Zink, Jr..............................................       6,756        6,756       30,000             0
Executive Vice President,
Chief Financial Officer and
Assistant Secretary
David R. Mennel.................................................       6,756        6,756       30,000             0
General Manager of Services
Operations and President,
Duke Services, Inc.
Gary A. Burk....................................................       6,756        6,756       30,000             0
President of Construction Services
William E. Linville III (2).....................................       9,008        9,008       40,000             0
Vice President, Indiana
Industrial Group
Executive Officer Group (19 persons)............................      59,921       59,921      266,080             0
Non-Executive Officer Director Group (7 persons)................           0            0            0         4,200
Non-Executive Officer Employee Group (22 persons)...............       7,760        7,760            0             0

------------------------

(1) Represents the target value of awards made in 1995 under the 1995 Shareholder Value Plan.

(2) Mr. Linville also received a grant of 20,000 stock options in 1995 under the 1993 Stock Option Plan.

                            APPOINTMENT OF AUDITORS

    The Company's consolidated financial statements for the fiscal year ended December 31, 1995, were audited by KPMG Peat Marwick LLP ("KPMG"). The Company has selected KPMG as its independent auditors for the fiscal year ending December 31, 1996. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 1997 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 25, 1996. The Board of Directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 1996 proxy solicitation materials or consideration at the 1997 annual meeting.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based on a review of the copies of such forms furnished to the Company, the Company believes that during 1995 all of its officers, directors and greater than 10% beneficial owners timely filed the forms required under Section 16(a), except the following: (i) Mr. Horn failed to timely file one report for the purchase of 1,500 shares of Company Common Stock, and (ii) Messrs. Myrvold, Minton, Horn, Linville, Lingafelter, Hunter and Kennedy each failed to timely file one report for the granting of Units to them in August 1995.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the year ended December 31, 1995 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                            EXPENSES OF SOLICITATION

    The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The Company does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Company might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, cable or personal interview. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy.

                                          For the Board of Directors,
                                          [Signature]
                                          John W. Wynne
                                          CHAIRMAN

March 25, 1996

                                                                       EXHIBIT A

                     1995 KEY EMPLOYEES' STOCK OPTION PLAN
                                       OF
                         DUKE REALTY INVESTMENTS, INC.

                                   ARTICLE I

                                  INTRODUCTION

    1.1. PURPOSE. The 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "Plan") is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the granting of (i) incentive stock options ("ISO's") and (ii) nonqualified stock options ("NSO's").

    1.2. EFFECTIVE DATE AND DURATION. The Effective Date of the Plan is October 1, 1995. Options may be granted under the Plan for a period of ten (10) years commencing October 1, 1995; however, no options may be exercised until this Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No options shall be granted after September 30, 2005. Upon that date, the Plan shall expire except as to outstanding options, which options shall remain in effect until they have been exercised or terminated or have expired. ISO's must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier.

    1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's; (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of
Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

    1.4. DEFINITIONS. For purposes of this Plan, unless a different meaning is clearly required by the context:

        (a) "Board of Directors" means the board of directors of the Company.

        (b) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

        (c) "Code" means the Internal Revenue Code, as amended.

        (d) "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

        (e) "Company" means Duke Realty Investments, Inc.

        (f) "Effective Date" means October 1, 1995.

        (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (h) "Fair Market Value" means the per share closing price for the Company's common stock on the New York Stock Exchange on the date of determination.

        (i) "For Cause" means (i) the willful and continued failure of an optionee to perform his required duties as an officer or employee of the Company or any Subsidiary, (ii) any action by an optionee which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of an optionee, (iv) the conviction of an optionee of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by an optionee of a material term, condition or covenant of any agreement between the optionee and the Company or any Subsidiary.

        (j) "Permanent and Total Disability" or "Permanently and Totally Disabled" means any disability that would qualify as a disability under Code
    Section 22(c)(3).

        (k) "Plan" means the stock option plan embodied herein, as amended from time to time, known as the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc.

        (l) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

        (m) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

    Officers and other key employees of the Company or of any of its Subsidiaries, as selected by the Committee, shall be eligible to receive grants of ISO's and NSO's under the Plan. Committee members shall not be eligible to receive grants of options under the Plan while serving as Committee members.

                                  ARTICLE III

                                    BENEFITS

    3.1. SHARES COVERED BY THE PLAN. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, or shares which are not issued in connection with the Duke Realty Services Limited Partnership 1993 Stock Option Plan, as the Committee may from time to time determine. Subject to the provisions of Section 4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed (i) Five Hundred Fifty-Eight Thousand Four Hundred (558,400) shares and (ii) the number of shares authorized under the Duke Realty Services Limited Partnership 1993 Stock Option Plan that become available due to the lapse, forfeiture or other termination of stock options granted under such plan. Provided, however, the total number of shares to be delivered upon exercise of the options granted under the Plan under clause (ii) of the previous sentence shall not exceed Four Hundred Thousand (400,000) shares. Shares covered by an option that remains unpurchased upon the expiration or termination of the option may be made subject to further options.

    3.2. GRANT OF OPTIONS. The Committee shall be responsible for granting all options under the Plan. The Committee shall also determine, in its sole discretion, with respect to each optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two. Provided, however, notwithstanding any other Plan provision, during any calendar year, no optionee shall be granted options to acquire more than twenty five thousand (25,000) shares of Company stock.

    3.3.  OPTION PRICE.

    (a) ISO OPTION PRICE. The option price per share of stock under each ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted; provided, however, as to officers and key employees who, at the time an ISO is granted, own, within the meaning of Code Section 425(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (referred to as "Shareholder-Employees"), the purchase price per share of stock under each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock on the date on which the option is granted.

    (b) NSO OPTION PRICE. The option price per share of stock under each NSO shall be determined by the Committee in its discretion; provided, however, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted.

    3.4.   OPTION  PERIOD.   No  option  period  shall exceed  ten  (10)  years;
provided,   however,  the  option  period  with  respect  to  ISO's  granted  to
Shareholder-Employees shall not exceed five (5) years.

    3.5. SPECIAL CALENDAR YEAR LIMITATION ON SHARES SUBJECT TO ISO'S. The aggregate Fair Market Value (determined at the time of the grant of the ISO's) of the stock with respect to which ISO's are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of incentive stock options of the Company or any of its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

    3.6. SEQUENCE OF EXERCISING INCENTIVE STOCK OPTIONS. Any ISO granted to an employee pursuant to the Plan shall be exercisable even if there are outstanding previously granted but unexercised ISO's with respect to such employee.

    3.7. VESTING OF OPTIONS. All options granted under the Plan shall vest, and thereby become exercisable at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the option shall vest.

    3.8. VESTING ON CHANGE IN CONTROL OR DEATH, RETIREMENT OR DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 3.7, in the event of a Change in Control of the Company or upon the death, Permanent and Total Disability or retirement on or after attaining age sixty-five (65) of the optionee, any options granted under this Plan may be exercised in full without regard to any restrictions on the vesting of the options contained in the option agreement between the Company and the optionee.

    3.9.  EARLY TERMINATION OF OPTION.

    (a) TERMINATION OF EMPLOYMENT. All rights to exercise an option shall terminate ninety (90) days after the effective date of the optionee's termination of employment with the Company and its Subsidiaries, but not later than the date the option expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability or death of the optionee. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (a).

    (b) FOR CAUSE TERMINATION. If an optionee's employment with the Company and its Subsidiaries is terminated For Cause, no previously unexercised option granted hereunder may be exercised. Rather, all unexercised options shall terminate effective on the date the optionee receives notice of his termination For Cause.

    (c) PERMANENT AND TOTAL DISABILITY OR DEATH OF OPTIONEE. If an optionee's employment terminates due to Permanent and Total Disability or death, his option shall terminate one (1) year after termination of his employment due to his Permanent and Total Disability or death (but not later than the date the option expires pursuant to its terms). During such period, subject to the limitations of this Plan and the option agreement between the Company and the optionee, the optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. Notwithstanding the foregoing, in the case of an ISO, such option shall be exercisable as an ISO only during the three
(3) month period immediately following the optionee's death and in no event later than the date specified in the stock option agreement. During the remainder of such one (1) year period, the option may be exercised as an NSO.

    3.10. PAYMENT FOR STOCK. Full payment for shares purchased hereunder shall be made at the time the option is exercised. Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of common stock of the Company ("Delivered Stock") which (i) has been owned by the optionee for more than six (6) months and has been paid for, within the meaning of SEC Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or
(ii) was obtained by the optionee in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Company's common stock exists, (i) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the optionee.

    3.11.  INCOME AND EMPLOYMENT TAX WITHHOLDING.

    (a) PAYMENT  BY OPTIONEE.   The  optionee shall  be solely  responsible  for
paying to the Company all required federal, state, city and local taxes applicable to his (i) exercise of an NSO under the Plan and (ii) disposition of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition of the shares under Code Section 422(a)(1).

    (b) NSO WITHHOLDING WITH COMPANY STOCK. Notwithstanding the provisions of subsection (a), with respect to stock to be issued pursuant to the exercise of an NSO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the NSO by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the NSO or accept delivery from the optionee of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that retention or delivery.

    (c) ISO DISQUALIFYING DISPOSITION WITHHOLDING WITH COMPANY
STOCK. Notwithstanding the provisions of subsection (a), with respect to shares of stock to be issued pursuant to the exercise of any ISO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the disqualifying disposition of the shares under Code Section 422(a)(1) by having the Company accept delivery from the optionee of shares of stock having a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that delivery.

    3.12. NOTICE OF DISQUALIFYING DISPOSITION. Any ISO granted hereunder shall require the optionee to notify the Committee of any disposition of any stock issued pursuant to the exercise of the ISO under the circumstances described in
Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

                                   ARTICLE IV

                     PLAN ADMINISTRATION AND INTERPRETATION

    4.1. AMENDMENT AND TERMINATION. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as provided in Section 4.2; (b) decrease the minimum option price, except as provided in Section 4.2; (c) permit any Committee member to become eligible to receive grants of options under the Plan; (d) withdraw administration of the Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised; (f) change the manner of determining the option price; or (g) change the class of individuals eligible for options under the Plan.

    4.2.  CHANGES IN STOCK.

    (a) SUBSTITUTION OF STOCK AND ASSUMPTION OF PLAN. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection
(a), no adjustment shall be made which would operate to reduce the option price of any ISO below the Fair Market Value of the stock (determined on the date the option was granted) which is subject to an ISO.

    (b) CONVERSION OF STOCK. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option, shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right to purchase (i) that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control, of the shares of common stock of the Company theretofore subject to his option, and (ii) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of common stock of the Company previously optioned to the optionee.

    4.3. INFORMATION TO BE FURNISHED BY OPTIONEES. Optionees, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each optionee, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

    4.4. EMPLOYMENT RIGHTS. Neither the Plan nor any stock option agreement executed under the Plan shall constitute a contract of employment and participation in the Plan will not give an optionee the right to be rehired or retained in the employ of the Company, nor will participation in the Plan give any optionee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    4.5. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    4.6. GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

    4.7. ACTION BY COMPANY. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

    4.8. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

    4.9. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

    4.10. SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

    4.11. EFFECT OF HEADINGS. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

    4.12. NONTRANSFERABILITY. No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

    4.13. LIABILITY. No member of the Board of Directors or the Committee or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. Each optionee, in the stock option agreement between him and the Company, shall agree to release and hold harmless the Company, the

Board of Directors, the Committee and all officers and employees of the Company and its Subsidiaries from and against any tax liability, including without limitation interest and penalties, incurred by the optionee in connection with his participation in the Plan.

    4.14. INVESTMENT REPRESENTATIONS. Unless the shares subject to an option are registered under the Securities Act of 1933, each optionee, in the stock option agreement between the Company and the optionee, shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution of those shares. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing this restriction.

    4.15. USE OF PROCEEDS. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes, including without limitation the purchase by the Company of additional limited partnership units in Duke Realty Limited Partnership.

                                          DUKE REALTY INVESTMENTS, INC.

DATED: October 26, 1995
                                          By:        /s/ THOMAS L. HEFNER

                                          --------------------------------------
                                          Thomas L. Hefner, President and Chief
                                                    Executive Officer

                                                                       EXHIBIT B

                        1995 DIVIDEND INCREASE UNIT PLAN
                                       OF
                    DUKE REALTY SERVICES LIMITED PARTNERSHIP

                                   ARTICLE I

                                  INTRODUCTION

    1.1. PURPOSE. The 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (the "Plan") is designed to retain selected officers and key employees of the Partnership and to encourage the growth of the Partnership and its Affiliates.

    1.2. EFFECTIVE DATE. The Effective Date of the Plan is October 1, 1995. Provided, however, the Committee may, in its discretion, grant Units under the Plan the terms of which provide that the effective date of the grant is on or after January 1, 1995.

    1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

    1.4 DEFINITIONS. For purposes of this Plan, unless a different meaning is clearly required by the context:

        (a) "Affiliate" or "Affiliates" means (i) any general partner of the Partnership, (ii) any entity which owns a majority of the ownership interests of the Partnership, (iii) any entity that owns a majority of the ownership interests of an entity described in clause (i) or (ii) or an Affiliate of any such entity, or (iv) any Subsidiary.

        (b) "Board of Directors" means the board of directors of Duke Services, Inc.

        (c) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the board of directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's board of directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occured with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

        (d) "Code" means the Internal Revenue Code, as amended.

        (e) "Committee" means the Executive Compensation Committee of the board of directors of the Company.

        (f) "Company" means Duke Realty Investments, Inc.

        (g) "Effective Date" means October 1, 1995.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) "For Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or employee of the Partnership or any Affiliate, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Partnership or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Partnership or any Affiliate.

        (j) "Participant" means an officer or key employee who is designated to participate in the Plan as provided in Article II.

        (k) "Partnership" means Duke Realty Services Limited Partnership.

        (l) "Permanent and Total Disability" means any disability that would qualify as a disability under Code Section 22(e)(3).

        (m) "Per Share Value" means the per share New York Stock Exchange closing price for the Company's common stock on the date of determination.

        (n) "Plan" means the dividend increase plan embodied herein, as amended from time to time, known as the 1995 Dividend Increase Unit Plan of Duke Services Limited Partnership.

        (o) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

        (p) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the Partnership, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        (r) "Unit" means a dividend increase unit granted under Section 3.1.

    1.5. SHARES COVERED BY THE PLAN. The stock which may be issued under the Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall not exceed One Hundred Thousand (100,000) shares. Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

    Participation in the Plan is limited to those officers and key employees of the Partnership and its Affiliates who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to receive grants of Units under this Plan while serving as Committee members. A designated employee will become a Participant in the Plan as of the later of the Effective Date or the date specified by the Committee.

                                  ARTICLE III

                                    BENEFITS

    3.1.  GRANT OF UNITS.  The Committee, in its sole discretion, may grant  one
(1) or more Units to a Participant upon his entry into the Plan. The Committee, in its sole discretion, may also grant additional Units to a Participant at any time after the initial grant. Provided, however, notwithstanding any other Plan provision, during any calendar year, no Participants shall be granted more than twenty five thousand (25,000) Units.

    3.2.   EXERCISE OF UNITS.   A Participant may  exercise his Units subject to
the following requirements:

        (a) VESTING OF UNITS: A Participant must be vested in a Unit in order for that Unit to be exercised. For this purpose, the Committee will specify the vesting schedule for each Unit it grants at the time of the grant.
    Notwithstanding the foregoing, a Participant will, as of the date of a Change in Control of the Company or his termination of employment due to Permanent and Total Disability, retirement on or after attaining age sixty-five (65) or death, become fully vested in all Units that have been granted to him.

        (b)   TIMING  OF EXERCISE:   A Unit must  be exercised on  or before the
    tenth anniversary of the date on which it was granted. If not exercised on or before that date, the Unit will expire and be forfeited.

        (c) PRIOR EXERCISE OF STOCK OPTIONS. Units may be exercised only to the extent that the same or a greater number of shares of the Company's common stock have been acquired by the Participant through the exercise of a stock option which was granted under the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "Stock Option Plan") on the same date on which the Units were granted. Such acquisition may have been prior to or simultaneous with the exercise of such Units. For example, if a Participant was granted an option under the Stock Option Plan to acquire five hundred (500) shares of the Company's stock on the same date he was granted two hundred (200) Units under the Plan, the Participant may not exercise the two hundred (200) Units granted hereunder until he has acquired at least two hundred (200) shares of stock under that stock option grant. Thus, if the Participant has acquired (or simultaneously acquires with his exercise of the Units) one hundred (100) shares under that stock option grant, he may at any time on or after the date of such acquisition exercise up to one hundred (100) Units hereunder, as long as all the other Plan conditions and limitations have been satisfied with respect to such exercise, including the satisfaction by the Participant of the vesting requirements applicable to the Units desired to be exercised. Shares of Company stock acquired by the exercise of an option granted under the Stock Option Plan on a date other than the date on which the Units were granted hereunder may not be used as a basis for the exercise of such Units.

        (d) PRIOR NOTICE OF EXERCISE. The Participant must notify the Committee of his intent to exercise a Unit by completing an election form authorized by the Committee and filing such form with the Committee at least ten (10) business days prior to the requested exercise date.

        (e) TERMINATION OF EMPLOYMENT. All rights to exercise a Unit shall terminate ninety (90) days after the effective date of the Participant's termination of employment with the Partnership and its Affiliates, but not later than the date the Unit expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability or death of the Participant. Transfer of employment from the Partnership to an Affiliate, or vice versa, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (e). However, if a Participant's employment terminates due to Permanent and Total Disability or death, his right to exercise his Units shall expire one (1) year after his termination of employment (but not later than the date the Unit expires pursuant to its terms). During such period, subject to the limitations of this Plan and the Unit grant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Unit in full.

        (f) FOR CAUSE TERMINATION. If a Participant's employment with the Partnership and its Affiliates is terminated For Cause, no previously unexercised Unit granted hereunder may be exercised. Rather, all unexercised Units shall terminate effective on the date the Participant receives notice of his termination For Cause.

        (g) WITHHOLDING OF TAXES. Each Participant shall be solely responsible for, and the Partnership will withhold from any amounts payable under this Plan, all legally required federal, state, city and local taxes. The Committee, in its discretion and subject to such rules as it may adopt, may permit a Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with his exercise of Units by having the Partnership retain shares of stock which would otherwise be issued in connection with the exercise of the Units or accept delivery from the Participant of shares of Company stock which have a value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that retention or delivery.

    3.3. CALCULATION OF UNIT VALUE. Upon the exercise date, the Unit or Units being exercised will be valued for all purposes under this Plan in accordance with the following formula. First, the Per Share Value of a share of the Company's common stock as of the effective date on which the Unit was granted will be determined. Second, the quarterly cash dividend rate per share of the Company's common stock most recently declared prior to the effective date of the grant will be determined and annualized (multiplied by four). Third, that annualized cash dividend will be divided by the Per Share Value on the effective date of the grant to set the grant date dividend yield. Fourth, the quarterly cash dividend rate per share of the Company's common stock which was most recently declared on or before the exercise date will be determined and annualized (multiplied by four). Fifth, the annualized cash dividend on the effective date of the grant (as determined under the second step) will be subtracted from the annualized dividend on the exercise date (as determined under the fourth step) to determine the increase in the annualized cash dividend. Sixth, the amount of the increase (as determined under the third step) to establish the Unit's value on the exercise date. For all purposes of this Plan, if there is no Per Share Value for Company stock on the date on which an event which requires the stock to be valued, the per share value shall be the Per Share Value for Company stock on the trading date immediately preceding the date on which the stock is required to be valued.

    For example, if the Per Share Value of a share of Company stock on the effective date of a Unit's grant was $30.00, the quarterly dividend rate on the date of grant was $0.49 and the quarterly dividend rate on the date of exercise was $0.55, then the Unit's value at exercise would be $3.67, determined under the six steps in the preceding paragraph as follows:

        (1) $30.00 [NYSE Closing Price on Date of Grant]

        (2) $1.96 [$0.49 (Company's Quarterly Cash Dividend on Date of Grant)  X
    4]

        (3) 6.5333% [ (2)/(1) ]

        (4) $2.20 [$0.55 (Company's Quarterly Cash Dividend on Date of Exercise) X 4]

        (5) $0.24 [$2.20 - $1.96 = Increase in Annualized Cash Dividend]

        (6) $3.67 [ (5)/(3) ]

If the Participant had been granted one hundred (100) Units and he exercised all of those Units, he would be entitled to receive whole shares of Company common stock with a value of $367 based on the Per Share Value on the date of exercise. (The number of shares to be distributed is described under Section 4.2.)

                                   ARTICLE IV

                                 DISTRIBUTIONS

    4.1. TIME OF PAYMENT. The Partnership will pay to each Participant the value of the Unit or Units, rounded to the nearest whole share of Company common stock, with respect to which a proper and timely election has been made. Such payment shall be made as soon as practicable following the exercise date.

    4.2.  MANNER  OF PAYMENT.   Distribution  of a  Participant's benefit  under
Section 4.1 will be made in a single lump sum in the form of whole shares of Company common stock. The number of shares to be issued under this Section 4.2 will be based on the Per Share Value on the exercise date of the Units. For example, if the Per Share Value on the date of exercise was $50.00 and the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $367.00, the Participant would be entitled to receive seven (7) shares of Company stock (367/50 = 7.34). On the other hand, if the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $380.00, the Participant would be entitled to receive eight (8) shares of Company stock ($380/50 = 7.60).

    4.3. DISTRIBUTION ON CHANGE OF CONTROL. Notwithstanding any other Plan provision to the contrary, each Participant will be entitled to receive, within ninety (90) days of a Change in Control of the Company, a lump sum payment, in cash, of the value of his Units determined under Section 3.3 as of the date of the Change in Control of the Company. Provided, however no distribution under the Plan shall be made to a Participant who is a Section 16 Grantee as a result of a Change in Control of the Company until six (6) months from the date on which the Units were granted to the Participant. This limitation shall not apply if the Section 16 Grantee dies or incurs a mental or physical disability which, in the opinion of the Committee, renders the Section 16 Grantee unable or incompetent to carry out the job responsibilities which such Section 16 Grantee held or the tasks to which such Section 16 Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or of an indefinite duration.

                                   ARTICLE V

                                 MISCELLANEOUS

    5.1.  AMENDMENT  OR TERMINATION.   The Board of  Directors or the  Committee
may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan but may not, without the consent of the holder of a Unit, make any alteration which would adversely affect a Unit previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would:

(a) increase the aggregate number of shares which could be issued pursuant to the exercise of Units under the Plan, except as provided in Section 5.2; (b) permit any Committee member to become eligible to receive grants of Units under the Plan; (c) withdraw administration of the Plan from the Committee or the Board of Directors; (d) extend the term of the Plan or the maximum period during which any Unit may be exercised; (e) change the manner of calculating the value of Units; or (f) change the class of individuals eligible for the grant of Units under the Plan.

    5.2.  CHANGES IN STOCK.

    (a) SUBSTITUTION OF STOCK AND ASSUMPTION OF PLAN. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as a result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares to be distributed under the Plan and in the calculation of a Unit's value provided in Section 3.3. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Partnership shall not, and shall not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Affiliates as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Units theretofore granted but unexercised and agrees to assume and perform the obligations of the Partnership hereunder.

    (b) CONVERSION OF STOCK. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding Unit, shall, automatically, by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the calculation of a Unit's value shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right to receive that number of shares of common stock of the Successor which have a fair market value equal, as of the date of such Change in Control of the Company, to the fair market value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company to which the Units relate.

    5.3.  INFORMATION  TO BE FURNISHED  BY PARTICIPANTS.   Participants, or  any
other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

    5.4. EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to be rehired or retained in the employ of the Partnership, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    5.5. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    5.6. GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

    5.7. ACTION BY PARTNERSHIP. Any action required of or permitted by the Partnership under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

    5.8. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

    5.9. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

    5.10. SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

    5.11. EFFECT OF HEADINGS. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

    5.12. NONTRANSFERABILITY. No Unit shall be transferable, except by the Participant's will or the law of descent and distribution. During the Participant's lifetime, his Unit shall be exercisable (to the extent exercisable) only by him. The Unit and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

    5.13. LIABILITY. No member of the Board of Directors or the Committee or any officer or employee of the Partnership or its Affiliates shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Partnership, the Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

    5.14. FUNDING. Benefits payable under this Plan to a Participant or to a beneficiary will be paid by the Partnership from its general assets. Shares of the Company stock to be distributed hereunder shall be acquired by the Partnership either directly from the Company, on the open market or a combination thereof. The Partnership is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Partnership may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Partnership and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Partnership.

                                          DUKE REALTY SERVICES LIMITED
                                          PARTNERSHIP

Dated: October 26, 1995                   By:        /s/  DAVID R. MENNEL

                                             -----------------------------------
                                             David R. Mennel, President of Duke
                                             Services, Inc., its General Partner

                                                                       EXHIBIT C

                          1995 SHAREHOLDER VALUE PLAN
                                       OF
                    DUKE REALTY SERVICES LIMITED PARTNERSHIP

                                   ARTICLE I

                                  INTRODUCTION

    1.1. PURPOSE. The 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership (the "Plan") is designed to retain selected officers and key employees of the Partnership and to encourage the growth of the Partnership and its Affiliates, by rewarding those officers and key employees for increasing Company shareholders' return on their investment.

    1.2. EFFECTIVE DATE. The Effective Date of the Plan is October 1, 1995. Provided, however, the Committee may, in its discretion, grant bonus awards under the Plan the terms of which provide that the effective date of the bonus award is on or after January 1, 1995.

    1.3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

    1.4. DEFINITIONS. For purposes of this Plan, unless a different meaning is clearly required by the context:

        (a) "Affiliate" or "Affiliates" means (i) any general partner of the Partnership, (ii) any entity which owns a majority of the ownership interests of the Partnership, (iii) any entity that owns a majority of the ownership interests of an entity described in clause (i) or (ii) or an Affiliate of any such entity, or (iv) a Subsidiary.

        (b) "Board of Directors" means the board of directors of Duke Services, Inc.

        (c) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the board of directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's board of directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

        (d) "Code" means the Internal Revenue Code, as amended.

        (e) "Committee" means the Executive Compensation Committee of the board of directors of the Company.

        (f) "Company" means Duke Realty Investments, Inc.

        (g) "Effective Date" means October 1, 1995.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) "Fair Market Value of Company Common Stock" means, on any specific date, the average Per Share Value for a share of Company common stock for the thirty (30) trading pays preceding such date.

        (j) "For Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or employee of the Partnership or any Affiliate, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Partnership or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Partnership or any Affiliate.

        (k) "Grant Date" means, with respect to a bonus award, the effective date of the grant of the bonus award to the Participant under Section 3.1.

        (l) "Participant" means an officer or key employee who is designated to participate in the Plan as provided in Article II.

        (m) "Partnership" means Duke Realty Services Limited Partnership.

        (n) "Performance Period" means, with respect to a bonus award granted pursuant to Section 3.1, the period beginning on the Grant Date of and ending on the Valuation Date for that bonus award.

        (o) "Permanent and Total Disability" means any disability that would qualify as a disability under Code Section 22(e)(3).

        (p) "Per Share Value" means the per share New York Stock Exchange closing price for the Company's common stock on the date of determination.

        (q) "Plan" means the shareholder value plan embodied herein, as amended from time to time, known as the 1995 Shareholder Value Plan of Duke Services Limited Partnership.

        (r) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

        (s) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the

    Partnership, the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        (t) "Total Shareholder Return" means the percentage by which the Fair Market Value of Company Common Stock as of the Valuation Date, increased by an amount that would be realized if all cash dividends paid on a share of Company common stock during the Performance Period were reinvested in Company stock, exceeds the Fair Market Value of Company Common Stock as of the Grant Date.

        (u) "Valuation Date" means, with respect to a bonus award, the third anniversary of the bonus award's Grant Date.

    1.5. SHARES COVERED BY THE PLAN. The stock to be subject to the grant of bonus awards under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of
Section 5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered in connection with all bonus awards granted under the Plan shall not exceed One Hundred Thousand (100,000) shares. Shares covered by a bonus award that are forfeited or otherwise terminate may be made subject to the grant of additional bonus awards.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

    Participation in the Plan is limited to those officers and key employees of the Partnership and its Affiliates who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to receive bonus awards under this Plan while serving as Committee members. A designated employee will become a Participant in the Plan as of the later of the Effective Date or the date specified by the Committee.

                                  ARTICLE III

                                    BENEFITS

    3.1. GRANT OF BONUS AWARD. The Committee, in its sole discretion, may grant a bonus award to a Participant upon his entry into the Plan. The bonus award will be a specified dollar amount set by the Committee at the time of the award. The Committee, in its sole discretion, may also grant additional bonus awards to a Participant at any time after the initial grant.

    3.2. PAYMENT OF BONUS AWARD. The bonus award amount granted to a Participant under Section 3.1 will be adjusted pursuant to the terms of Section
3.3 and, subject to the terms and conditions of this Plan, paid to the Participant in accordance with Article IV after the bonus award's Valuation Date.

    3.3.  BONUS AWARD ADJUSTMENT.  Each bonus award will be adjusted under  this
Section 3.3 by multiplying the bonus award by the combined payout percentage. The combined payout percentage will be determined by 1) comparing the Total Shareholder Return during the bonus award's Performance Period to both the S&P 500 Index and the NAREIT Equity REIT Total Return Index to determine the percentile ranking of the Company relative to the companies comprising these indices, 2) establishing a payout percentage for each of the two indices by determining the payout percentage that corresponds to the percentile ranking as listed in the following table:

                                                                                  THE PAYOUT
IF THE PERCENTILE RANKING IS:                                                   PERCENTAGE IS:*
------------------------------------------------------------------------------  ---------------
Lower than 50%................................................................            0%
50%...........................................................................           50%
55%...........................................................................           75%
60%...........................................................................          100%
65%...........................................................................          130%
70%...........................................................................          160%
75%...........................................................................          195%
80%...........................................................................          230%
85%...........................................................................          265%
90% or higher.................................................................          300%

------------------------
*Payout percentages shall be interpolated. For example, a percentile ranking of 67% will result in a payout percentage of 142%.

and  3) calculating the simple average of the two (2) payout percentages. If one
(1) or both of the indices are changed or eliminated, the Committee may, in its sole discretion, substitute another index or multiple indices for the revised or eliminated index.

    3.4. BONUS AWARD ADJUSTMENT EXAMPLE. If the Per Share Value of the Company's common stock was $45.00 on the Valuation Date, $30.00 on the Grant Date, with 12 dividends as shown below, the Total Shareholder Return would be 178.93%, determined as follows:

                                                                                 TOTAL                   CUMULATIVE
                                                                               DIVIDENDS     SHARES        SHARES
                                            30 DAY                             ON SHARES    PURCHASED    PURCHASED
                                            AVERAGE    ACTUAL     PER SHARE      FROM         FROM          FROM       VALUE OF
                                            CLOSING    CLOSING    DIVIDEND    REINVESTED   REINVESTED    REINVESTED   CUMULATIVE
                                             PRICE      PRICE      PAYMENT     DIVIDENDS    DIVIDENDS   DIVIDENDS (1)   SHARES
                                           ---------  ---------  -----------  -----------  -----------  ------------  -----------
Grant Date...............................     30.000                                                      1,000.000     30,000.00
Dividend payment #1......................                28.000        0.49      490.000       17.500     1,017.500     28,490.00
Dividend payment #2......................                31.000        0.49      498.575       16.083     1,033.583     32,041.08
Dividend payment #3......................                33.000        0.49      506.456       15.347     1,048.930     34,614.70
Dividend payment #4......................                35.000        0.51      534.954       15.284     1,064.215     37,247.51
Dividend payment #5......................                42.000        0.51      542.749       12.923     1,077.137     45,239.76
Dividend payment #6......................                31.000        0.51      549.340       17.721     1,094.858     33,940.59
Dividend payment #7......................                28.000        0.51      558.378       19.942     1,114.800     31,214.40
Dividend payment #8......................                28.000        0.53      590.844       21.102     1,135.901     31,805.24
Dividend payment #9......................                38.000        0.53      602.028       15.843     1,151.744     43,766.28
Dividend payment #10.....................                43.000        0.53      610.424       14.196     1,165.940     50,135.43
Dividend payment #11.....................                52.000        0.53      617.948       11.884     1,177.824     61,246.84
Dividend payment #12.....................                43.000        0.55      647.803       15.065     1,912.889     51,294.23
Valuation Date...........................     45.000                                                                    53,680.01

------------------------
(1) Assumes 1,000 shares owned at inception for calculation purposes.

             Value at Valuation Date                     $53,680.01
             Value at Grant Date                         $30,000.00
             Percentage Increase                            178.93%

If the percentile ranking for this increase in Total Shareholder Return on the S&P 500 Index is 50 (a payout percentage of 50%), and the percentile ranking for the increase in Total Shareholder Return on the NAREIT Equity REIT Total Return Index is 65 (a payout percentage of 130%), the adjusted bonus award for a Participant who was granted a $40,000 bonus award would be $36,000, which is the bonus award ($40,000) multiplied by the combined payout percentage of 90% ([50% + 130%]/2).

    3.5. WITHHOLDING OF TAXES. Each Participant shall be solely responsible for, and the Partnership will withhold from any amounts payable under this Plan, all legally required federal, state, city and local taxes. To the extent possible, any withholdings will be made from the cash component of the lump sum payment made under Article IV. However, the Committee, in its discretion and subject to such rules as it may adopt, may permit a Participant to satisfy, in whole or in part, any withholding tax obligation which may arise hereunder by having the Partnership retain shares of stock which would otherwise be issued in connection therewith or accept delivery from the Participant of shares of Company stock which have a value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that retention or delivery.

    3.6. EARLY TERMINATION OF BONUS AWARD. If a Participant terminates employment prior to a Valuation Date, all rights to receive any bonus award which would have otherwise been payable on the Valuation Date shall expire and be forfeited unless such termination is on account of the Permanent and Total Disability or death of the Participant or is after the Participant has attained age sixty-five (65). Transfer of employment from the Partnership to an Affiliate, or vice versa, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave or absence on military or government service shall be deemed a termination of employment for purposes of this Section 3.6.

    3.7. PERMANENT AND TOTAL DISABILITY, RETIREMENT OR DEATH OF PARTICIPANT. If a Participant's employment terminates due to his Permanent and Total Disability, retirement on or after age sixty-five (65) or death prior to the Valuation Date applicable to a bonus award, the Participant will become fully vested in such award on his termination. However, payment of the Participant's bonus award shall be made as soon as practicable following the date on which the bonus award would have been paid if his employment had not terminated due to Permanent and Total Disability, retirement or death and shall be paid to the Participant, his guardian, attorney-in-fact, or personal representative, as the case may be.

                                   ARTICLE IV

                                 DISTRIBUTIONS

    4.1. TIME OF PAYMENT. The Partnership will pay to each Participant the bonus award amount, as adjusted, as soon as practicable following the award's Valuation Date.

    4.2.  MANNER  OF PAYMENT.   Distribution  of a  Participant's benefit  under
Section 4.1 will be made in a single lump sum, fifty percent (50%) of which will be comprised of whole shares of Company common stock and the balance of which will be comprised of cash. The number of shares of stock to be issued under this
Section 4.2 will be based on the Per Share Value on the Valuation Date rounded to the nearest whole share.

    4.3. DISTRIBUTION ON CHANGE OF CONTROL. Notwithstanding any other Plan provision to the contrary, each Participant will be entitled to receive, within ninety (90) days of a Change in Control of the Company, a lump sum payment, in cash, of the greater of (i) the dollar amount of his bonus awards specified by the Committee under Section 3.1 or (ii) the value of his bonus awards as adjusted under Section 3.3, calculated as if the Valuation Date was the date of the Change in Control of the Company. Provided, however, no distribution under the Plan shall be made to a Participant who is a Section 16 Grantee as a result of a Change in Control of the Company until six (6) months from the date on which the bonus award was granted to the Participant. This limitation shall not apply if the Section 16 Grantee dies or incurs a mental or physical disability which, in the opinion of the Committee, renders the Section 16 Grantee unable or incompetent to carry out the job responsibilities which such Section 16 Grantee held or the tasks to which such
Section 16 Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or of an indefinite duration.

                                   ARTICLE V

                                 MISCELLANEOUS

    5.1. AMENDMENT OR TERMINATION. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of a Participant, make any alteration which would adversely affect a bonus award previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to bonus award grants under the Plan, except as provided in Section 5.2; (b) permit any Committee member to become eligible to receive grants of bonus awards under the Plan; (c) withdraw administration of the Plan from the Committee or the Board of Directors; (d) extend the term of the Plan or the Valuation Date with respect to any bonus award granted under the Plan; (e) change the manner of calculating the bonus award adjustment; or (f) change the class of individuals eligible to receive grants of bonus awards under the Plan.

    5.2.  CHANGES IN STOCK.

    (a) SUBSTITUTION OF STOCK AND ASSUMPTION OF PLAN. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as a result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares to be distributed under the Plan and in the calculation of the bonus award adjustment provided in Section 3.3. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Partnership shall not, and shall not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Affiliates as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to bonus awards theretofore granted but unpaid and agrees to assume and perform the obligations of the Partnership hereunder.

    (b) CONVERSION OF STOCK. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding bonus award, shall, automatically, by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and, if necessary, the calculation of bonus award adjustments shall be correspondently adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right to receive that number of shares of common stock of the Successor and cash which have an aggregate fair market value, equal, as of the date of such Change in Control of the Company, to the aggregate fair market value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company and cash to which the bonus awards relate.

    5.3. INFORMATION TO BE FURNISHED BY PARTICIPANTS. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

    5.4. EMPLOYMENT RIGHTS. The Plan does not constitute a contract of employment and participation in the plan will not give a Participant the right to be rehired or retained in the employ of the Partnership, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    5.5. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    5.6. GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

    5.7. ACTION BY PARTNERSHIP. Any action required of or permitted by the Partnership under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

    5.8. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

    5.9. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

    5.10. SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

    5.11. EFFECT OF HEADINGS. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

    5.12. NONTRANSFERABILITY. No bonus award shall be transferable, except by the Participant's will or the law of descent and distribution. During the Participant's lifetime, his bonus award shall be payable only to him. The bonus award and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

    5.13. LIABILITY. By participating in the Plan, each Participant agrees to release and hold harmless the Partnership, the Affiliates (and their respective directors, officers and employees) and the Committee, from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

    5.14. FUNDING. Benefits payable under this Plan to a Participant or to a beneficiary will be paid by the Partnership from its general assets. Shares of the Company's stock to be distributed hereunder shall be acquired by the Partnership either directly from the Company, on the open market or a combination thereof. The Partnership is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Partnership may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Partnership and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Partnership.

                                          DUKE REALTY SERVICES LIMITED
                                          PARTNERSHIP

Dated: October 26, 1995                   By:        /s/  DAVID R. MENNEL

                                             -----------------------------------
                                             David R. Mennel, President of Duke
                                             Services, Inc., its General Partner

                                                                       EXHIBIT D

                         DIRECTORS' STOCK PAYMENT PLAN
                                       OF
                         DUKE REALTY INVESTMENTS, INC.

    1. PURPOSE. The Directors' Stock Payment Plan of Duke Realty Investments, Inc. (the "Plan") is designed to promote the interests of Duke Realty Investments, Inc. (the "Company") and its Subsidiaries by increasing the proprietary interest in the Company of the members of the Company's Board of Directors (the "Board"). For purposes of the Plan, "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    2. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182. Notwithstanding any Plan provision to the contrary, the Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934, as amended (or its successor) ("Act"), and accordingly is intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction hereunder. To the extent, if any, that any questions of interpretation arise, such questions shall be resolved by the Committee. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934 (or its successors). To the extent any provision of this Plan or any action by the Committee or the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

    3.  ELIGIBILITY.   Subject to  the terms  and conditions of  the Plan,  each
member of the Board, excluding those directors who are also employees of the Company or a Subsidiary (a "Director"), shall receive shares of the Company's common stock under the Plan as described in Section 6. A Director shall cease to be a Plan participant on the date he ceases to be a Director for any reason.

    4. SHARES COVERED BY THE PLAN. The stock to be subject to distribution under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5 and the provisions of this Section 4, the maximum number of shares to be distributed under the Plan shall not exceed Twenty Thousand (20,000) shares.

    5. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to the Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one (1) or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, spin-offs and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which awards shall thereafter be granted under the Plan.

    6. PLAN BENEFITS. Each Plan participant will be entitled to receive one hundred fifty (150) shares of common stock of the Company for each full calendar quarter during which he is actively serving as a Director of the Company. In the event a participant is a Director for less than a full calendar quarter, the number of shares he shall be entitled to receive hereunder shall be based on a fraction the numerator of which is the number of days in the calendar quarter during which he serves as a Director and the denominator of which is ninety (90). Distribution of shares shall be made effective as of the first day of the calendar quarter (January 1, April 1, July 1 and October 1) immediately following the calendar quarter to which the Director's service relates. Distribution of those shares shall be made on, or as soon as practicable following, that date.

    7. AMENDMENT AND DISCONTINUANCE. The Board or the Committee may, at any time, alter, amend, suspend or discontinue the Plan, provided that (i) shareholder approval shall be obtained to the extent required to comply with Rule 16b-3 or any successor exemptive rule under the Act, and (ii) the provisions of the Plan which designate the individuals eligible to participate in the Plan and specifying the amount and timing of grants under the Plan shall not be amended more than once every six (6) months, other than to comply with amendments to the Internal Revenue Code or the rules and regulations promulgated thereunder.

    8. LIABILITY. No member of the Board or the Committee or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

    9.   EFFECTIVE DATE  AND DURATION.   This Plan will  become effective on the
date it is approved by a majority of the shares of the Company's stock represented at any annual meeting of the stockholders.

    10. TAX WITHHOLDING. The Company shall withhold from any amounts payable under this Plan all legally required federal, state, city and local taxes.

    11. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    12.   GENDER AND NUMBER.   Where the context  admits, words in the masculine
gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

    13.   CONTROLLING  LAWS.   Except to  the extent  superseded by  laws of the
United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

    14. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

    15. SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

    16. EFFECT OF HEADINGS. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

    17. COMPLIANCE WITH LAW. Common stock shall not be issued under the Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled. In particular, the Company shall not be required to deliver any shares pursuant to the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the common stock of the Company may then be listed, (ii) the completion of such registration or other qualification of such shares under state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, and (iii) to the extent the shares are not so registered or qualified under the law of any applicable jurisdiction, the receipt by the Company of such representations of the investment intent of the recipient of the shares as the Company shall require to comply with federal, state or local securities laws.

                                          DUKE REALTY INVESTMENTS, INC.

DATED: October 26, 1995                   By:        /s/ THOMAS L. HEFNER

                                             -----------------------------------
                                                        Thomas L. Hefner,
                                                  PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

PROXY                     DUKE REALTY INVESTMENTS, INC.                   PROXY
                       8888 KEYSTONE CROSSING, SUITE 1200
                          INDIANAPOLIS, INDIANA 46240
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned hereby appoints Darell E. Zink, Jr., Daniel C. Staton and John R. Gaskin, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy all shares of Common Stock of Duke Realty Investments, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on April 25, 1996, at 10:00 a.m. and at any adjournment thereof.

           (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

/x/ Please mark your votes as in this example.


                          FOR ALL NOMINEES   WITHHOLD
                          LISTED AT RIGHT    AUTHORITY         NOMINEES:
                          (except as         to vote for       Thomas L. Hefner
                          indicated to the   nominee(s)        L. Ben Lytle
                          contrary below)    listed at right   John W. Wynne

1.   ELECTION OF
     DIRECTORS FOR A
     TERM OF THREE
     YEARS.                    / /                / /

     For, except vote withheld from the following nominee(s):

     ---------------------------------------------------------------------
                                                          FOR  AGAINST  ABSTAIN

2.   PROPOSAL TO APPROVE EXECUTIVE OFFICER
     COMPENSATION PLANS.

     2A. PROPOSAL TO APPROVE THE 1995 STOCK
         OPTION PLAN.                                    / /    / /      / /

     2B. VOTE TO APPROVE THE 1995 DIVIDEND
         INCREASE UNIT PLAN.                             / /    / /      / /

     2C. VOTE TO APPROVE THE 1995 SHAREHOLDER
         VALUE PLAN.                                     / /    / /      / /

3.   PROPOSAL TO APPROVE THE DIRECTORS STOCK
     PAYMENT PLAN.                                       / /    / /      / /

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

The undersigned acknowledges receipt from Duke Realty Investments, Inc. prior to the execution of this proxy, or notice of the meeting, a proxy statement, and an annual report to shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE __________________________________________  DATE ___________________


SIGNATURE __________________________________________  DATE ___________________
                (SIGNATURE IF HELD JOINTLY)


NOTE: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                    REVOCABLE PROXY